UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 14, 2015

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4304	75-0725338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 14, 2015, the following matters were voted upon by the stockholders of Commercial Metals Company (the “Company”) at the Company’s Annual Meeting of Stockholders. Items 1, 2 and 3 below were approved by the Company’s stockholders, and item 4 below did not receive the requisite number of votes to be approved:

(1) the election of three persons to serve as directors until the 2018 Annual Meeting of Stockholders and until their successors are elected;

(2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2015;

(3) the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2015 Annual Meeting; and

(4) the approval of a stockholder proposal on sustainability reporting.

The following is a summary of the final voting results for each matter presented to the stockholders:

Election of Directors:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Joseph Alvarado	85,321,360	7,304,675	11,970,416
Anthony A. Massaro	90,612,248	2,013,787	11,970,416
Joseph Winkler	84,422,412	8,203,623	11,970,416

All three directors were elected to serve three-year terms expiring at the 2018 Annual Meeting of Stockholders.

Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
103,784,007	678,482	133,962	—

Approval, on an Advisory Basis, of Executive Compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
89,320,916	3,178,312	126,807	11,970,416

Approval of a Stockholder Proposal on Sustainability Reporting:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
34,736,342	40,004,210	17,885,483	11,970,416

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: January 20, 2015

	By:	/s/ Paul K. Kirkpatrick
	Name:	Paul K. Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary